Computershare Trust Company, N.A. P.O. Box 43011 Providence, Rhode Island 02940-3011 www.computershare.com/investor All Calls to First Clover Leaf Financial Corp.: (618) 656-6122 + + . 02EE3C 2 E L C TIME IS CRITICAL. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS. ELECTION FORM AND LETTER OF TRANSMITTAL To accompany certificates of common shares of First Clover Leaf Financial Corp. (“First Clover Leaf”) Certificate Numbers Shares Certificate Numbers Shares Step 1. Your Stock Certificates: Locate the listed certificates. Pursuant to the Agreement and Plan of Merger, dated as of April 26, 2016 (as the same may be amended from time to time, the “Merger Agreement”), by and between First Clover Leaf and First Mid, you hereby surrender to Computershare Trust Company, N.A., as exchange agent (the “Exchange Agent”), the certificate(s) of First Clover Leaf (the “First Clover Leaf Certificate(s)”) representing the shares of common stock of First Clover Leaf (“First Clover Leaf Shares”) owned of record by you as set forth herein, and hereby make the election (the “Election”), indicated on the opposite page, to have the First Clover Leaf Shares evidenced by such First Clover Leaf Certificate(s) converted in the “Merger” (as defined in the Merger Agreement) into the right to receive the consideration elected on the opposite page This Election Form and Letter of Transmittal may be used to make an election only with respect to First Clover Leaf common shares you hold. You may receive additional Election Forms and/or Letters of Transmittal with respect to common shares held by you in another manner or in another name. Please complete and mail ALL the Election Forms you receive. The deadline for submitting election forms (the “Election Deadline”) has not yet been determined, but will be the fifth business day prior to the closing date of the merger. First Mid-Illinois Bancshares, Inc. (“First Mid”) will use its reasonable best efforts to provide notice to First Clover Leaf stockholders of the anticipated Election Deadline at least five business days prior to the Election Deadline. Election forms must be RECEIVED by the Exchange Agent no later than 5:00 p.m., central time, on the date of the Election Deadline. XXXX12345678 Other Certificate Total 12345678901234 Total Certificated Shares 12345678901234 Shares Held By Us 12345678901234 Total Shares 12345678901234 If you hold more than 10 certificates, not all certificates can be listed on this form. 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 TOTAL SHARES 12345678901234 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 1 2 3 4 5 6 7 8 9 0 1 2 3 4 Tax ID certification on file: <Certified Y/N> C 1234567890 J N T NNNNNN NNNNNN C O Y C C L S Exhibit 99.3

ELECTION CHOICES I hereby elect to receive the following as consideration for my First Clover Leaf Shares held by this account: STOCK ELECTION Mark this box to elect to make a stock election with respect to ALL of your First Clover Leaf common shares (“Stock Consideration”). (See Instruction 1) CASH ELECTION Mark this box to elect to make a cash election with respect to ALL of your First Clover Leaf common shares (“Cash Consideration”). (See Instruction 1) MIXED ELECTION Mark this box and fill in the blank below to make an election for a combination of Cash Consideration and Stock Consideration as follows: • ______ First Clover Leaf Shares into the right to receive Cash Consideration (please fill in the blank to the left to designate the number of First Clover Leaf Shares represented by the First Clover Leaf Certificate(s) to which this Form of Election and Letter of Transmittal applies that you want converted into the right to receive Cash Consideration); and • all remaining First Clover Leaf Shares represented by the First Clover Leaf Certificate(s) to which this Form of Election and Letter of Transmittal applies into the right to receive Stock Consideration (“Mixed Consideration”). (See Instruction 1) You will be deemed to have made a STOCK ELECTION if you fail to follow the instructions on the “Election Form and Letter of Transmittal” or otherwise fail to properly make an election; or a properly completed “Election Form and Letter of Transmittal,” together with your certificate(s), confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, is not actually received by the Exchange Agent at or before the Election Deadline. These elections will be subject to proration based on (i) a proration adjustment if Cash Consideration is oversubscribed or (ii) a proration adjustment if Cash Consideration is undersubscribed. 25% of the First Clover Leaf Shares will convert into the right to receive the Cash Consideration, and 75% of the First Clover Leaf Shares will convert into the right to receive the Stock Consideration. Accordingly, you may receive a form of merger consideration different from what you elect. No guarantee can be made that you will receive the amount of Cash Consideration or Stock Consideration that you elect. No guarantee can be made as to the value of the consideration received relative to the value of the First Clover Leaf common shares being exchanged. You are encouraged to obtain current market quotations for First Mid common stock when making your election. To be effective, this Election Form and Letter of Transmittal must be properly completed, signed and delivered to the Exchange Agent at one of the addresses listed in the Election and Transmittal Information Booklet, together with your certificate(s), confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, by the Election Deadline. Do not send your election materials to First Clover Leaf or First Mid. You understand that the definitive terms pursuant to which the Merger will be effected, including but not limited to the amount and form of consideration to be received by holders of First Clover Leaf Shares, the effect of this Form of Election and Letter of Transmittal, and certain conditions to the consummation of the Merger, are summarized in the joint proxy statement/prospectus, dated [•], 2016, filed by First Mid and First Clover Leaf with the Securities and Exchange Commission (the “Joint Proxy Statement/Prospectus”), and are set forth in full in, and are subject to, the Merger Agreement. In addition to signing above, sign and provide your tax ID number on the IRS Form W-9 provided herein (or the appropriate IRS Form W-8 if you are a non-U.S. holder, a copy of which can be obtained at www.irs.gov). See Instruction 10. . SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent + +2 E L C Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on your certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth full title. See Instruction 4. By signing below, I represent and warrant as follows: (1) I have full power and authority to surrender the First Clover Leaf Shares represented by the First Clover Leaf Certificate(s) surrendered herewith or transferred in book-entry form, or covered by a guarantee of delivery, free and clear of all liens, claims and encumbrances. I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the surrender and exchange of my First Clover Leaf Shares. (2) I understand that neither surrender nor an election is made in acceptable form until receipt by the Exchange Agent of this Election Form and Letter of Transmittal, duly completed and manually signed, together with any First Clover Leaf Certificate(s) representing First Clover Leaf Shares and all accompanying evidences of authority. I agree that all questions as to validity, form and eligibility of any surrender of the First Clover Leaf Shares will be determined by the Exchange Agent. (3) I acknowledge that, until I properly surrender the First Clover Leaf Certificate(s) representing the First Clover Leaf Shares to which this Election Form and Letter of Transmittal relates or properly transfer such First Clover Leaf Shares in book-entry form, I will not receive any consideration issuable or payable. Delivery of such certificate(s) will be effected, and risk of loss and title to such certificate(s) will pass, only upon proper delivery thereof to the Exchange Agent in the appropriate manner to one of the addresses listed in the Election and Transmittal Information Booklet. Area Code/Phone Number Signature of owner Signature of co-owner, if any SIGNATURE(S) GUARANTEED (IF COMPLETING SPECIAL PAYMENT AND DELIVERY FORM). Unless the shares were tendered by the registered holder(s) of the common shares, or for the account of a member of an Eligible Institution, your signature(s) must be guaranteed by an Eligible Institution. Authorized Signature Name of Firm Address of Firm – Please Print Social Security or other Tax Identification Number: 1 2 3 4 5 6 7 8 9 0 1 2 3 4 C O Y C C L S

SPECIAL PAYMENT AND DELIVERY FORM The merger consideration will be issued in the name and address provided on the Election Form and Letter of Transmittal unless instructions are given in the boxes below. Special Payment and Issuance Instructions To be completed ONLY if the merger consideration is to be issued to a name that is different from the name on the surrendered certificate(s). Issue Check to: Shares to: Name(s): (Please Print) Address: Telephone Number: email: Tax ID or SSN: Special Delivery Instructions To be completed ONLY if the merger consideration is to be issued to an address that is different from the address reflected above. Deliver Check to: Shares to: Name(s): (Please Print) Address: Telephone Number: email: If completing this page for Special Payment and Issuance Instructions or Special Delivery Instructions, please obtain an Original Medallion Signature Guarantee Stamp below.

INSTRUCTIONS FOR COMPLETING THE ELECTION FORM AND LETTER OF TRANSMITTAL Please be aware that all holders of First Clover Leaf Shares must surrender their First Clover Leaf stock certificates to Computershare as the Exchange Agent in order to receive the merger consideration. In order to receive Stock Consideration or Cash Consideration (or any future dividends or other distributions payable on any First Mid shares issued as Stock Consideration), First Clover Leaf Certificate(s) must be accompanied either by a properly completed and signed Election Form and Letter of Transmittal, which is enclosed, if prior to the Election Deadline, or by a properly completed and signed Letter of Transmittal, which the Exchange Agent will send to you after the Election Deadline if you do not send the required materials prior to the Election Deadline. No interest will accrue on the Cash Consideration, the cash in lieu of fractional shares or such dividends. The section entitled “Election Choices” on the enclosed Election Form and Letter of Transmittal allows First Clover Leaf stockholders to elect to receive merger consideration in the form of shares of First Mid common stock (a “Stock Election”), cash (a “Cash Election”), or a combination of shares of First Mid common stock and cash (a “Mixed Election”). If a First Clover Leaf stockholder does not submit a properly completed and signed Election Form and Letter of Transmittal that is received by the Exchange Agent on or prior to the Election Deadline, such stockholder will be deemed to have made a Stock Election. THESE ELECTIONS WILL BE SUBJECT TO PRORATION BASED ON (I) A PRORATION ADJUSTMENT IF CASH CONSIDERATION IS OVERSUBSCRIBED OR (II) A PRORATION ADJUSTMENT IF CASH CONSIDERATION IS UNDERSUBSCRIBED. 25% OF THE FIRST CLOVER LEAF SHARES WILL CONVERT INTO THE RIGHT TO RECEIVE THE CASH CONSIDERATION, AND 75% OF THE FIRST CLOVER LEAF SHARES WILL CONVERT INTO THE RIGHT TO RECEIVE THE STOCK CONSIDERATION. ACCORDINGLY, YOU MAY RECEIVE A FORM OF MERGER CONSIDERATION DIFFERENT FROM WHAT YOU ELECT. Your election is subject to certain terms, conditions and limitations that have been set out in the Merger Agreement and the Joint Proxy Statement/Prospectus previously mailed to you in connection with the First Clover Leaf stockholders’ meeting held to consider and vote to approve the Merger Agreement and other related matters. The Merger Agreement is included as Appendix A to the Joint Proxy Statement/Prospectus. Extra copies of the Joint Proxy Statement/Prospectus may be requested from First Clover Leaf Financial Corp., Attention: Dee McDonald, P.O. Box 540, Edwardsville, Illinois 62025, telephone: 618-656-6122. INSTRUCTION 1. Elections, Certificates and Share Allocations. You may select ONE of the following options on the Election Form: (l) Stock Election, (2) Cash Election or (3) Mixed Election. You are encouraged to read the Joint Proxy Statement/Prospectus before completing this Election Form and Letter of Transmittal. The Proxy Statement contains a more detailed explanation of the Stock Election, Cash Election or Mixed Election. Please read the section entitled “Description of the Merger” in the Joint Proxy Statement/Prospectus for a discussion of these options and the allocation and proration procedures associated with them. In order to make a valid election, you must complete the section in the Election Form entitled “Election Choices” to indicate the desired form of merger consideration. If you make an election for a number of First Clover Leaf Shares greater than the number you actually own, then the entire Election Form will have been improperly made. In that event, Computershare will use its reasonable best efforts to contact you prior to the Election Deadline so that you can deliver to Computershare a properly completed Election Form. If Computershare does not receive a properly completed Election Form on or before the Election Deadline, you will have been deemed to have made a STOCK ELECTION for ALL First Clover Leaf Shares that you own. All holders of First Clover Leaf Shares will be required to surrender their First Clover Leaf Certificate(s) to the Exchange Agent no later than 5:00 p.m., central time, on the fifth business day prior to the closing date of the Merger, the Election Deadline, in order to receive the merger consideration that they elect. Failure to surrender the Election Form and Letter of Transmittal together with First Clover Leaf Certificate(s) by such date will invalidate your election; you will be deemed to have made the Stock Election. As described in the Joint Proxy

Statement/Prospectus, the merger consideration will be paid 25% in Cash Consideration and 75% in Stock Consideration. As a result, all elections are subject to the proration and allocation procedures described in the Merger Agreement and the Joint Proxy Statement/Prospectus to ensure that the aggregate amount of cash and the aggregate amount of First Mid common stock that would be paid in the Merger do not exceed those limits. INSTRUCTION 2. Election Deadline. YOU MUST SUBMIT A COMPLETED ELECTION FORM AND LETTER OF TRANSMITTAL PROMPTLY AFTER RECEIPT OF THIS FORM. To make an election, an Election Form and Letter of Transmittal must be received by the Exchange Agent on or before 5:00 p.m., central time, on the Election Deadline, which First Mid will use reasonable best efforts to notify you of at least five business days prior thereto. The Exchange Agent will have reasonable discretion to determine whether any Election Form and Letter of Transmittal is received on a timely basis and whether the form has been properly completed and signed. Any such determinations are conclusive and binding. INSTRUCTION 3. Revocation or Change of Election Form. After an Election Form is submitted to the Exchange Agent, the Election Form may be revoked or modified by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice of revocation or modification is actually received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have reasonable discretion to determine whether any revocation or modification is received on a timely basis and whether the form has been properly completed and signed. Any such determinations are conclusive and binding. INSTRUCTION 4. Signatures on Election Form and Letter of Transmittal. (a) All signatures must correspond exactly to the name written on the face of the First Clover Leaf Certificate(s) without alteration, variation or any change whatsoever. (b) Other than as set forth in paragraph (c) below, if the Election Form and Letter of Transmittal is signed by a person(s) other than the record holder(s) of the First Clover Leaf Certificate(s) delivered, such certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the record holder(s) appears on such certificate, and ALL SIGNATURES ON A FORM OF ELECTION AND LETTER OF TRANSMITTAL MUST BE GUARANTEED. All signatures required to be guaranteed in accordance with these instructions must be guaranteed by a bank, broker or other institution that is a member of a Medallion Signature Guaranty Program. Public notaries cannot execute acceptable guarantees of signatures. (c) If the Election Form and Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity and such person is not the record holder of the First Clover Leaf Certificate(s), he or she must indicate the capacity when signing and must submit proper evidence of his or her authority to act. INSTRUCTION 5. Delivery of Election Form and Letter of Transmittal and Stock Certificates. The Election Form and Letter of Transmittal, properly completed and duly executed, together with the First Clover Leaf Certificate(s) should be delivered to the Exchange Agent using the return envelope enclosed herewith. If the return envelope is lost, the Election Form and Letter of Transmittal, together with First Clover Leaf Certificate(s), should be mailed to the following address: Computershare Trust Company, N.A., P.O. Box 43011, Providence, Rhode Island 02940-3011. If you wish to return the Election Form and Letter of Transmittal and your stock certificates by a delivery method that cannot ship to post office boxes, please send the materials to the following address: Computershare, c/o Voluntary Corporate Actions, 250 Royall Street, Suite V, Canton, Massachusetts 02021. INSTRUCTION 6. Holders Who Are Nominees, Trustees or Other Representatives. Each holder of record of First Clover Leaf Shares is entitled to make an election covering all First Clover Leaf Shares actually held of record by such holder. Nominee record holders, which include brokers, trustees or any other person that hold First Clover Leaf Shares in any capacity whatsoever on behalf of more than one person or entity, are entitled to make an election for such nominee record holders as well as an election on behalf of each beneficial owner of First Clover Leaf Shares held through such nominee record holders, but such elections must be made on one Election Form and Letter of Transmittal. Beneficial owners who are not record holders are not entitled to submit an Election Form and Letter of Transmittal. If some or all of your shares of First Clover Leaf are held in “street name” by a broker, bank, trustee or other nominee, please contact your broker, bank or other nominee for instructions on how to make an election for those shares, and follow those instructions. Persons submitting an Election Form and Letter of Transmittal on behalf of a registered stockholder as trustee, executor, administrator, guardian, attorney-in fact, officer of a corporation or acting in another fiduciary or representative capacity should refer to Instruction 4 above. For example, if First Clover Leaf Shares are owned in an IRA capacity, the IRA trustee or custodian should complete and return the Election Form and Letter of Transmittal and mail the First Clover Leaf Certificate(s) to the Exchange Agent. The IRA trustee or custodian will follow its customary procedures about contacting IRA owners/beneficiaries before completing the Election Form and Letter of Transmittal. INSTRUCTION 7. Lost Certificates. If you have lost your stock certificates, you will be required to complete an Affidavit of Lost Certificate regarding the loss or destruction of your First Clover Leaf stock certificates and to submit a surety bond in a form and dollar amount satisfactory to Computershare. If you have lost or destroyed your First Clover Leaf stock certificates, you should contact Computershare immediately at (800) 368-5948 if you need any assistance in this regard. INSTRUCTION 8. Miscellaneous. None of First Mid, First Clover Leaf or the Exchange Agent, is under any duty to give notification of defects in any Election Form and Letter of Transmittal. None of First Mid, First Clover Leaf or the Exchange Agent shall incur any liability for failure to give such notification, and each of First Mid, First Clover Leaf and the Exchange Agent has the absolute right to reject any Election Form and Letter of Transmittal not in proper form or to waive any irregularities in any Election Form and Letter of Transmittal. ALL ELECTION FORMS AND LETTERS OF TRANSMITTAL WILL BE VOID AND OF NO EFFECT IF THE MERGER AGREEMENT IS TERMINATED FOR ANY REASON. INSTRUCTION 9. Information and Additional Copies. All inquiries with respect to the completion of the Election Form, including requests for additional copies of the Election Form and Letter of Transmittal and including questions regarding stock certificate numbers not listed on your Election Form and Letter of Transmittal, should be made directly to Dee McDonald at First Clover Leaf at (618) 656-6122. INSTRUCTION 10. Important Federal Tax Information. Under current federal income tax law, a holder of First Clover Leaf Shares who submits such shares is required by law to provide First Mid with the correct taxpayer identification number (e.g., his social security number or employer identification number) on the Form W-9 attached to this Election Form and Letter of Transmittal. If First Mid is not provided with the correct taxpayer identification number, the holder of First Clover Leaf Shares may be subject to a penalty imposed by the Internal Revenue Service. In addition, payments that are made to such holder of First Clover Leaf Shares in connection with the Merger may be subject to backup withholding. If backup withholding applies, First Mid is required to withhold 28% of any such payments made to such holder of First Clover Leaf Shares. If a holder of First Clover Leaf Shares has not been issued a tax identification number and has applied for one or intends to apply for one in the near future, such holder should write “Applied For” in the space provided for the tax identification number in Part I of the Form W-9, and sign and date the Form W-9. If “Applied For” is written in Part I and the Exchange Agent is not provided with a tax identification number by the time of payment, the Exchange Agent will withhold 28% from any payments of the consideration to such stockholder. A stockholder that is not a United States person may qualify as an exempt recipient by submitting to the Exchange Agent a properly completed Form W-8BEN, Form W-8ECI or Form W- 8IMY, as applicable (a copy of which can be obtained at www.irs.gov) signed under penalty of perjury, attesting to that stockholder’s exempt status. INSTRUCTION 11. Guarantee of Delivery. Holders of First Clover Leaf Shares whose First Clover Leaf Certificate(s) are not immediately available or who cannot deliver their First Clover Leaf Certificate(s) and all other required documents to the Exchange Agent (and/or cannot complete the procedure for delivery of First Clover Leaf Shares by book-entry transfer into the Exchange Agent’s account at DTC) prior to the Election Deadline may deliver their First Clover Leaf Shares by properly completing and duly executing a Guarantee of Delivery if (1) the Guarantee of Delivery is made by or through a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company in the United States; (2) prior to the Election Deadline, the Exchange Agent receives a properly completed and duly executed Guarantee of Delivery, as provided herein, together with a properly completed and duly executed Form of Election and Letter of. Transmittal and any other documents required by the Form of Election and Letter of Transmittal; and (3) the First Clover Leaf Certificate(s) for all the First Clover Leaf Shares covered by the Guarantee of Delivery, in proper form for transfer (or confirmation of a book-entry transfer of such First Clover Leaf Shares into the Exchange Agent’s account at DTC), are received by the Exchange Agent no later than 5:00 p.m. Eastern time on the third NASDAQ trading day after the Election Deadline. If the above requirements are not satisfied in a timely manner, the holder will be deemed to have made a Stock Election. The form of Guarantee of Delivery is enclosed herewith.

FIRST CLOVER LEAF FINANCIAL CORP. NOTICE OF GUARANTEED DELIVERY (Not to be used for signature guarantee) This Notice of Guaranteed Delivery or one substantially similar hereto must be submitted with a properly completed and duly executed Form of Election and Letter of Transmittal to make a valid election with respect to your shares of common stock of First Clover Leaf Financial Corp. (“First Clover Leaf”), as set forth in the joint proxy statement/prospectus, dated [•], 2016, filed by First Mid-Illinois Bancshares, Inc. (“First Mid”) and First Clover Leaf with the Securities and Exchange Commission (the “Joint Proxy Statement/Prospectus”), if (1) your stock certificate(s) representing shares of First Clover Leaf common stock (the “First Clover Leaf Shares”) are not immediately available, (2) you cannot complete the procedure for book-entry transfer on a timely basis or (3) you cannot deliver the certificate(s) and all other required documents to Computershare Trust Company, N.A. (the “Exchange Agent”) at or prior to the Election Deadline. The Election Deadline will be 5:00 p.m., central time, on the date that is five business days immediately prior to the closing date of the Merger described in the Joint Proxy Statement/Prospectus (or such other date as First Mid and First Clover Leaf mutually agree) and will be publicly announced at least five business days prior to the anticipated closing date. You may deliver this Notice of Guaranteed Delivery by facsimile transmission, by overnight courier or by mail, as set forth below and it must be received by the Exchange Agent at or prior to the Election Deadline. See Instructions 2 and 11 in the Form of Election and Letter of Transmittal for further information. In addition, please indicate your Election with respect to your First Clover Leaf Shares on the Guarantee of Delivery provided with this Notice of Guaranteed Delivery. TO: COMPUTERSHARE TRUST COMPANY, N.A., Exchange Agent By Mail: By Facsimile Transmission: By Overnight Courier: Computershare Trust Company, N.A. For Eligible Institutions Only: Computershare Trust Company, N.A. Attention: Corporate Actions (617) 360-6810 Attention: Corporate Actions P.O. Box 43011 250 Royall Street, Suite V Providence, RI 02940-3011 For Confirmation Only: Canton, MA 02021 (781) 575-2332 DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. This Notice of Guaranteed Delivery is not to be used to guarantee signatures, if a signature on a Form of Election and Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions thereto. Ladies and Gentlemen: I hereby acknowledge that if the First Clover Leaf Shares listed below are not delivered to the Exchange Agent by 5:00 p.m. eastern time on the third NASDAQ trading day after the Election Deadline (as defined above), the Exchange Agent will deem that I have not made an election with respect to such shares. I hereby tender to the Exchange Agent the First Clover Leaf Shares listed below, pursuant to the guaranteed delivery procedures set forth in the Form of Election and Letter of Transmittal upon the terms of and subject to the conditions set forth or referred to in the Joint Proxy Statement/Prospectus (as defined above) and in the Form of Election and Letter of Transmittal (including the instructions thereto), the receipt of which I hereby acknowledge:

Certificate No. (if available) Number of shares The Book-Entry Transfer Facility Account Number (if the First Clover Leaf Shares will be delivered by book-entry transfer): Account Number Number of Shares Date: Sign Here: Signature(s) Number and Street or P.O. Box City, Street, Zip Code

GUARANTEE OF DELIVERY (Not to be used for signature guarantee) The undersigned, a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the NASDAQ Medallion Signature Program, guarantees delivery to the Exchange Agent of certificates representing the First Clover Leaf Shares listed above, in proper form for transfer, or confirmation of the book-entry transfer of such First Clover Leaf Shares to the Exchange Agent’s account at The Depository Trust Company, no later than 5:00 p.m. Eastern time on the third NASDAQ trading day after the Election Deadline (as defined above). Firm Name (Print) Authorized Signature Address City, State, Zip Code Area Code and Telephone Number Date: Check one of the boxes below: — Convert: • _____ First Clover Leaf Shares into the right to receive Cash Consideration (if you elect the Mixed Election as described above, please fill in the blank to the left to designate the number of First Clover Leaf Shares represented by the First Clover Leaf Certificate(s) to which the Form of Election and Letter of Transmittal applies that you want converted into the right to receive Cash Consideration); and • all remaining First Clover Leaf Shares represented by the First Clover Leaf Certificate(s) to which the Form of Election and Letter of Transmittal applies into the right to receive Stock Consideration. CH2\18491282.1